Exhibit 10.5

Amendment B

This is an amendment to the Stock Purchase Agreement and Plan of Reorganization signed between MediaG3, Inc., a Delaware corporation (collectively referred to as “MediaG3”) and Little Sheep Children’s Product Development, Ltd., a Shanghai corporation (collectively referred to as “Little Sheep”) on December 28, 2005.

In Section 1 “ACQUISITION OF LITTLE SHEEP SHARES BY MEDIAG3”, paragraph 3, the language should be replaced by the following:

1.3

Consideration.  In consideration for the acquisition of the Little Sheep Shares, MediaG3 shall issue to Sellers an aggregate of two million five hundred thousand (2,500,000) shares of MediaG3 common stock (the “MediaG3 Shares”).   Such shares will be restricted under the Securities Act of 1933, as amended (the “Securities Act”).

IN WITNESS OF, the parties have caused this amendment to be duly executed all as of the day and year as indicated below.

MediaG3, Inc.

a Delaware corporation

By:/s/William Yuan

Date:Dec. 28, 2005

     William Yuan, President

Little Sheep Children’s Product Development, Ltd.

a Shanghai company

By:/s/Jian Hua Tao

Date:Dec. 28, 2005

    Tao, Jian Hua, CEO

By:/s/Qi Ding Date:Dec. 28, 2005 Ding, Qi, Chairman By:/s/Wilmington Huimin Yuan Date:Dec, 28, 2005 Yuan, Hui Min, Vice Chairman